UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2010

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Technology Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

ISTA Pharmaceuticals, Inc.’s (the “Company”) 2010 Annual Meeting of Stockholders (the “Annual Meeting”) was held on December 6, 2010. The matters voted on by the Company’s stockholders at the Annual Meeting consisted of (i) the election of three Class I directors to the Company’s board of directors (the “Nominees”), each to serve for a term of three years expiring upon the 2013 Annual Meeting of Stockholders or until his successor is elected (Proposal No. 1); and (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 (Proposal No. 2). Stockholders of record as of October 22, 2010 were entitled to notice of and to vote at the Annual Meeting. There were no broker non-votes with respect to either of the proposals voted on at the Annual Meeting.

(1) Election of Directors. The three Nominees, all of whom were nominated by the Company’s board of directors, were the only candidates nominated for election at the Annual Meeting. Under the Company’s Amended and Restated Bylaws, directors are elected by a plurality of votes cast, so the three Nominees who receive the most votes will be elected. The three Nominees received a plurality of the votes cast and, accordingly, were elected to serve on the Company’s board of directors, each to serve for a term of three years expiring upon the 2013 Annual Meeting of Stockholders or until his successor is elected.

The following table sets forth the names of the Nominees and the respective numbers of votes cast for, and the respective numbers of votes withheld from, their election:

Nominees:	Votes For	Votes Withheld
Peter Barton Hutt	13,328,541	5,404,290
Benjamin F. McGraw III, Pharm.D.	17,611,034	1,121,797
Andrew J. Perlman, M.D., Ph.D.	17,964,720	768,111

(2) Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the Company’s stockholders.

The following table sets forth the number of votes cast for, the number of votes cast against, and the number of shares abstaining from, the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm:

Votes For	Votes Against	Abstentions
26,492,886	184,893	131,435

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

December 9, 2010	By:	/s/ Lauren P. Silvernail
Chief Financial Officer and Vice President, Corporate Development